Exhibit 99.1

February 11, 2003

Auditors' Report

To the Shareholders of
Global Thermoelectric Inc.

We have audited the consolidated balance sheet of Global Thermoelectric Inc. as at December 31, 2002 and the consolidated statements of operations and accumulated deficit and cash flows for the year then ended.  These consolidated financial statements are the responsibility of the company's management.  Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in Canada and the United States of America.  Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.

In our opinion, these consolidated financial statements present fairly, in all material respects, the financial position of the company as at December 31, 2002 and the results of its operations and its cash flows for the year then ended in accordance with Canadian generally accepted accounting principles.

We have not audited any periods prior to December 31, 2002.

/s/ PricewaterhouseCoopers LLP

Chartered Accountants

Calgary, Alberta